Exhibit 99.2

THERAPY BUSINESS UNIT OF BIOTEST PHARMACEUTICALS CORPORATION

CONDENSED CARVE-OUT BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
	2017	2016

ASSETS
Current Assets:
Accounts receivable, net	$3,027,623	$26,042,226
Inventories	9,660,822	21,674,325
Prepaid expenses and other current assets	1,750,992	2,122,035
Total Current Assets	14,439,437	49,838,586

Property, plant & equipment, net	22,100,436	20,911,334
Intangible assets, net	109,555	127,876
Long-term deposits	518,678	506,178
TOTAL ASSETS	$37,168,106	$71,383,974

LIABILITIES AND INVESTED EQUITY
Current Liabilities:
Accounts payable	$3,713,744	$16,677,500
Accrued expenses	3,793,514	4,221,994
Contract termination liability	—	17,500,000
Total Current Liabilities	7,507,258	38,399,494

Other liabilities	84,440	67,970
TOTAL LIABILITIES	7,591,698	38,467,464

Commitments and contingencies
Net invested equity	29,576,408	32,916,510
TOTAL LIABILITIES AND INVESTED EQUITY	$37,168,106	$71,383,974

THERAPY BUSINESS UNIT OF BIOTEST PHARMACEUTICALS CORPORATION

CONDENSED CARVE-OUT STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended
	March 31,
	2017	2016

Revenues	$11,093,778	$19,507,772
Cost of products sold	16,166,476	23,886,229
Gross loss	(5,072,698)	(4,378,457)
Selling, general and administrative expenses	2,316,670	4,380,984
Research and development expenses	777,087	1,419,647
Operating loss	(8,166,455)	(10,179,088)
Other income, net	1,139	1
Loss before income taxes	(8,165,316)	(10,179,087)
Provision for income taxes	(5,144	(5,144)
Net loss	$(8,170,460)	$(10,184,231)

THERAPY BUSINESS UNIT OF BIOTEST PHARMACEUTICALS CORPORATION

CONDENSED CARVE-OUT STATEMENTS OF CHANGES IN INVESTED EQUITY

(Unaudited)

Balance at December 31, 2016	$32,916,510
Net loss	(8,170,460)
Net funds provided by BPC	4,830,358
Balance at March 31, 2017	$29,576,408

THERAPY BUSINESS UNIT OF BIOTEST PHARMACEUTICALS CORPORATION

CONDENSED CARVE-OUT STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended March 31,
	2017	2016
Cash flows from operating activities
Net loss	$(8,170,460)	$(10,184,231)
Non-cash expenses
Depreciation	164,387	618,810
Amortization	18,321	53,777
Changes in operating assets and liabilities
Accounts receivable	1,135,193	5,682,833
Inventories	12,013,503	9,664,125
Prepaid expenses and other assets	358,543	166,498
Accounts payable	(726,180)	899,901
Accrued expenses and other liabilities	(8,549,262)	(3,788,246)
Net cash (used in) provided by operating activities	(3,755,955)	3,113,467
Cash flow from investing activities
Capital expenditures	(1,074,403)	(288,589)
Net cash used in investing activities	(1,074,403)	(288,589)
Cash flow from financing activities
Net funds provided by (repaid to) BPC	4,830,358	(2,824,878)
Net cash provided by financing activities	4,830,358	(2,824,878)
Net change in cash and cash equivalents	—	—
Cash and cash equivalents at beginning of period	—	—
Cash and cash equivalents at end of period	$—	$—
Supplemental cash flow information
Noncash investing activities
Increase in accrual for capital expenditures	$279,086	$161,516

THERAPY BUSINESS UNIT OF BIOTEST PHARMACEUTICALS CORPORATION

NOTES TO CONDENSED CARVE-OUT FINANCIAL STATEMENTS

(Unaudited)

1.       ORGANIZATION AND BUSINESS

The Therapy Business Unit of Biotest Pharmaceuticals Corporation (“BPC Therapy Business Unit”) researches and manufactures biotherapeutic products with a specialization in immunology plasma protein products in the field of Primary Immune Deficiency (“PID”) and various hyperimmune (“IG”) products which are antibody specific to high titer for treatment of modality. The BPC Therapy Business Unit was part of Biotest Pharmaceuticals Corporation (“BPC” or “Seller”), a company headquartered in the United States with its registered office at 5800 Park of Commerce Blvd. NW, Boca Raton, Florida 33487. Seller is a wholly owned subsidiary of Biotest AG (“Biotest”), a company located in Dreieich, Germany, whose preference shares are listed in the SDAX on the Frankfurt Stock Exchange (ETR: BIO).

The BPC Therapy Business Unit has two FDA approved marketed biopharmaceutical products, Nabi-HB® (“Nabi-HB®”) and Bivigam® (“Bivigam®”). These products are manufactured at the BPC Therapy Business Unit’s plasma fractionation facility located in Boca Raton, Florida (“Boca Facility”). The facility is FDA-licensed and certified by the German Health Authorities. In addition to Nabi-HB® and Bivigam®, the facility also provides contract manufacturing for certain clients, including the production of intermediate by-products. Nabi-HB® is a hyperimmune globulin that is rich in antibodies to the hepatitis B virus. Nabi-HB® is indicated for the treatment of acute exposure to blood containing hepatitis B surface antigen (“HBsAg”), prenatal exposure to infants born to HBsAg-positive mothers, sexual exposure to HBs-AG-positive persons and household exposure to persons with acute hepatitis B virus infection. Bivigam® is an Immune Globulin Intravenous (Human), 10% Liquid, indicated for the treatment of primary humoral immunodeficiency.

On June 6, 2017, certain assets of the BPC Therapy Business Unit were sold to ADMA Biologics, Inc. (“ADMA”). Included in the assets sold were Nabi-HB®, Bivigam®, Seller’s contract manufacturing agreements, the Boca Facility, as well as an investigational product Civacir. For further information on the transaction (“Sale of BPC Therapy Business Unit”), see Note 9.

2.       GOING CONCERN

The BPC Therapy Business Unit has experienced net losses and negative cash flows from operations and expects these conditions to continue for the foreseeable future. In particular there are several challenges in the upcoming year, which raise substantial doubt about its ability to operate as a going concern. Foremost, the BPC Therapy Business Unit needs to remediate the concerns expressed in a Warning Letter received from the FDA in November 2014, following an inspection of the Boca Facility in the third quarter of that year. The FDA revisited the facility in January 2016, but did not close out the Warning Letter. As part of the remediation activities, controls over certain steps in manufacturing are being optimized. The Seller manufactured validation batches under certain of these revised processes; however, these modifications did not produce the expected results. In December 2016, the Seller temporarily suspended the commercial production of Bivigam® in order to focus on the completion of planned improvements to the process and it is uncertain when or if production of Bivigam® will resume. Consequently, the Bivigam® distribution agreement was terminated on January 17, 2017 and it was communicated to the customers that Bivigam® will no longer be available for sale or distribution for at least the remainder of 2017 (see Note 6).

As of March 31, 2017, the BPC Therapy Business Unit had working capital of $6.9 million, a decrease of $4.5 million from $11.4 million at December 31, 2016. The decrease in working capital includes $12.0 million in inventories, which primarily relates to an extended shutdown period at the Boca Facility as remediation issues continued to get addressed. The reduction in inventory was partially offset by a net payment of $7.9 million associated with the termination of the Bivigam® distribution agreement. The continued decline in working capital over the past several years has had a favorable impact on operating cash flows.

With the Sale of the BPC Therapy Business Unit (see Note 9), the funding requirements of the BPC Therapy Business Unit after June 6, 2017 will need to be satisfied by ADMA. At the closing of the transaction, BPC provided funds to ADMA consisting of: $12.5 million in funding, $15.0 million in debt financing and an additional $12.5 million commitment towards a future equity financing. ADMA will still need to obtain additional financing to support the BPC Therapy Business Unit as well as its other subsidiaries over the next year. ADMA’s most recent 10Q and 10K filings contain additional information related to ADMA’s financial condition. There is no assurance and no definitive timeline on when or if the Warning Letter will be closed. Furthermore, there is uncertainty as to if the BPC Therapy Business Unit will be able to operate at a profitable level in the future given the size of the operation and competitive business that it operates in. These factors raise substantial doubt about the BPC Therapy Business Unit’s ability to continue as a going concern. The accompanying carve-out financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts and the classification of liabilities that might be necessary from the outcome of this uncertainty.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

These condensed carve-out financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and have been carved-out from the financial statements of BPC using the historical assets and liabilities, results of operations and cash flows of BPC attributable to the BPC Therapy Business Unit. The carve-out financial statements include allocations for certain corporate expenses incurred by BPC on behalf of the business, for further information see Corporate expense allocations below. Management believes the assumptions underlying the carve-out financial statements of the BPC Therapy Business Unit are reasonable; however, the BPC Therapy Business Unit’s financial position, results of operations, and cash flows may have been materially different if it was operated as a stand-alone entity as of March 31, 2017 and December 31, 2016 and for the three months ended March 31, 2017 and 2016. As a group within BPC, the BPC Therapy Business Unit is dependent upon BPC for all of its working capital and financing requirements. Accordingly, the transfers of financial resources between BPC and the BPC Therapy Business Unit are reflected as a component of invested equity in lieu of cash, intercompany debt, and equity accounts.

The condensed carve-out financial statements for the interim periods herein are unaudited; however, they contain all adjustments (consisting of only normal recurring adjustments) which in the opinion of management are necessary to present fairly the financial position of the BPC Therapy Business Unit as of March 31, 2017 and its results of operations for the three months ended March 31, 2017 and 2016 as well as the cash flows for the three months ended March 31, 2017 and 2016. The results of operations for the interim periods are not necessarily indicative of results that may be expected for any other interim periods or for the full year. These interim financial statements should be read in conjunction with the BPC Therapy Business Unit’s audited carve-out financial statements for the years ended December 31, 2016 and 2015 and notes thereto included in ADMA’s Definitive Proxy Statement on Form DEFM14A, filed with the U.S. Securities and Exchange Commission on April 26, 2017. The accompanying condensed carve-out balance sheet as of December 31, 2016, was derived from the 2016 audited financial statements.

Concentration of significant customers and accounts receivable

Trade accounts receivable is composed of the following:

	March 31,	December 31,
	2017	2016
Trade accounts receivable	$1,742,705	$24,700,883
Related party trade accounts receivable	1,289,216	1,345,641
Allowance for doubtful accounts	(4,298)	(4,298)
Total accounts receivable, net	$3,027,623	$26,042,226

Biotest has been a significant customer of the BPC Therapy Business Unit, representing 80% and 24% of revenues for the three months ended March 31, 2017 and 2016, respectively. For further information on related party transactions, see Note 7.

The December 31, 2016 accounts receivable balance included $21.0 million of receivables related to the Bivigam® distribution agreement, which was offset in January 2017 as part of the termination of that agreement against the termination fee and other payables due. As of March 31, 2017, two customers comprised 92% of the third-party trade accounts receivable balance. Revenues from the top four third-party customers comprised 95% of third-party revenues for the three months ended March 31, 2017. If the financial condition or operations of these customers were to deteriorate, the results could be adversely affected. Credit terms to these customers range from 30 to 60 days. The BPC Therapy Business Unit evaluates and monitors the credit worthiness of each customer on a case-by-case basis and does not require collateral on specific accounts receivable. Allowances are maintained for potential credit losses.

Inventories

Inventories are stated at the Lower of Cost or Market (“LCM”) with cost determined on the First-in-First-Out (“FIFO”) method. Finished goods inventories include all Nabi-HB®, Bivigam® and contact manufacturing batches that have completed the manufacturing processes. For Nabi-HB® and Bivigam® that is after completion of fill and packaging, for contract manufacturing that is after the manufacturing process at the Boca Raton facility. Not all finished goods are immediately available for sale, as there is a quality release process for each batch which also needs to be completed. Intermediates which are by-products of the Bivigam® and contract manufacturing processes are considered work in process inventory.

Revenue recognition

Revenue is recognized when title and risk of loss are transferred to the customer. For Nabi-HB® and Bivigam® sales, this occurs when the product reaches the customer’s destination. For sales of intermediates to Biotest title typically transfers when the product is delivered to a third party warehouse in Kentucky. With all other contract manufacturing, the title transfers to the customer when they pick the product up at the Boca Facility. As the BPC Therapy Business Unit maintains a significant risk of loss throughout the contract manufacturing process, contract manufacturing revenue is not recognized until the product is released and title transfers to the customer. Nabi-HB® revenue is net of estimated customer prompt pay discounts, contractual allowances in accordance with managed care agreements known as chargebacks, rebates, customer returns and other wholesaler fees. Bivigam® revenue in 2016 was net of set discounts per the Bivigam® distribution agreement.

Revenues for the following periods were:

	For the Three Months Ended
	March 31,
	2017	2016

Bivigam	$—	$11,401,245
Nabi-HB	2,268,006	1,884,015
Contract manufacturing and other	5,050	1,567,701
Biotest revenues*	8,820,722	4,654,811
Total revenues	$11,093,778	$19,507,772

* Biotest revenues are a related party transaction; see Note 7 for additional information.

Corporate expense allocations

In addition to the BPC Therapy Business Unit, BPC also operates plasma collection centers located throughout the United States. Many of the staff at the Boca Raton offices can be designated as either supporting the BPC Therapy Business Unit or the plasma business. There are separate quality, regulatory, sales and facilities departments that can be directly assigned along with all direct manufacturing departments. Additionally, the research and development departments are only needed for the BPC Therapy Business Unit. The services which are shared between the two segments relate to Executive Management, Information Technology, Human Resources, Finance, Legal and Supply Chain. The costs associated with these services and support functions have been allocated to the BPC Therapy Business Unit using methodologies established by the BPC’s management and considered to be a reasonable reflection of the utilization of services needed to operate the BPC Therapy Business Unit. Certain synergies are lost when the therapy business and plasma businesses are separated. The majority of these allocations are based on estimates of how the employees in those departments typically spend their time.

Expense allocations for the following periods were:

	For the Three Months Ended
	March 31,
	2017	2016

Allocated to BPC Therapy Business Unit	$2,131,096	$2,296,555
Allocated to plasma business	1,321,726	1,459,529
Total shared general and administrative services	$3,452,822	$3,756,084

The corporate offices are also a shared asset. However, these offices are included in the Sale of the BPC Therapy Business Unit (see Note 9), therefore the majority of the facility and building expenses are reflected in the BPC Therapy Business Unit. Only the expenses associated with certain specified laboratory space have been allocated to the plasma business, as this space will be leased back to the plasma business for as long as two years after the proposed transaction. General office space used by employees dedicated to the plasma business would be vacated more quickly; therefore the BPC Therapy Business Unit reflects the expense of the remaining building and facilities costs. Included in facility costs are metrology, qualification, engineering, automation and electrical departments, which are almost fully dedicated to the BPC Therapy Business Unit.

Building and facility expenses for the following periods were:

	For the Three Months Ended
	March 31,
	2017	2016
Allocated to BPC Therapy Business Unit	$2,181,388	$2,439,882
Allocated to plasma business	139,842	127,697
Total building and facility expenses	$2,321,230	$2,567,579

The financial information included herein may not reflect the financial position, the results of operations and cash flows of the BPC Therapy Business Unit in the future or had the business unit been a separate, stand-alone entity during the periods presented. For example as a subsidiary of Biotest, BPC does not require the same level of compliance costs that a stand-alone business would require.

Unabsorbed manufacturing expense and other cost of goods sold

Unabsorbed manufacturing expenses and other cost of goods sold were $8.5 million and $5.5 million for the three months ended March 31, 2017 and 2016, respectively. These are costs which are expensed as incurred. Included in cost of goods sold for the three months ended March 2017 is the severance charge of $1.1 million discussed in more detail in the Restructuring Expenses section below. Unabsorbed manufacturing expenses include the expense of the manufacturing plant for any time period that the plant is operating at less than 75% of capacity. In the first quarter of 2017, since there was only limited contact manufacturing production, no variances were capitalized in the quarter and all costs in excess of the standard cost of production were expensed as incurred. Also included in cost of products sold are expenses related to process development as well as scientific and technical operations when these groups work on issues related to marketed products. When those groups work on issues related to new products in development, the expenses are classified as research and development. Additionally, expenses associated with remediating the issues noted in the Warning Letter are expensed as incurred as part of cost of products sold.

Restructuring expenses

On February 6, 2017, BPC implemented a number of changes to restructure its workforce and streamline its operations to better focus its resources on a path towards a stronger future. These restructuring activities resulted in a workforce reduction of 60 employees and a severance charge of $1.1 million, which was paid in the first quarter of 2017. The reductions were needed as a result of the manufacturing issues encountered in 2016 and relate entirely to the BPC Therapy Business Unit. As a result, the BPC Therapy Business Unit will be able to focus on remediating the issues still unaddressed with the Warning Letter received in 2014.

Use of estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The carve-out financials include significant estimates related to the allocation of corporate expenses. The BPC Therapy Business Unit is also required to make significant estimates regarding the valuation of inventory and the allowance for the valuation of future tax benefits.

New Accounting Pronouncements

In January 2017, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2017-01, Business Combinations (Topic 805), Clarifying the Definition of a Business, which provides additional guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The guidance is effective for public entities for annual periods beginning after December 15, 2017, including interim periods within that period. The adoption of this guidance is not expected to have a material impact on the BPC Therapy Business Unit’s carve-out financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which requires lessees to recognize assets and liabilities for the rights and obligations created by most leases on their balance sheet. The guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application is permitted. ASU 2016-02 requires modified retrospective adoption for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. The BPC Therapy Business Unit is currently evaluating the impact the standard may have on it’s carve out financial statements and related disclosures.

In May 2014, FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which requires that an entity recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to its customers. In order to achieve this core principle, an entity should apply the following steps: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the entity satisfies a performance obligation. This update will replace existing revenue recognition guidance under U.S. GAAP when it becomes effective for the BPC Therapy Business Unit beginning January 1, 2018, with early adoption permitted in the first quarter of 2017. The updated standard will permit the use of either the retrospective or cumulative effect transition method. The BPC Therapy Business Unit is currently evaluating the impact of this update on it’s carve out financial statements.

Segment Reporting

The BPC Therapy Business Unit consists of a single operating segment and has no operations outside the U.S.

4.       INVENTORIES

The components of net inventories are as follows:

	March 31,	December 31,
	2017	2016
Finished goods	$3,308,702	$2,412,456
Work in process	845,618	8,565,840
Raw materials	5,506,502	10,696,029
Total inventories, net	$9,660,822	$21,674,325

The expense related to inventory provisions included in cost of products sold on the carve-out statements of operations consists of the following:

	For the Three Months Ended
	March 31,
	2017	2016
LCM provisions	$—	$1,505,134
Specific loss events	88,929	939,720
Inventory provisions	$88,929	$2,444,854

Seller must write down the value of Bivigam® inventories to reflect them at lower of cost or market value, resulting in the LCM provisions detailed above. There was no LCM provision in the first quarter of 2017 as there was no production of Bivigam®. Specific loss events in the first quarter of 2016 largely relate to an issue at Seller’s contract filler, which caused a batch of Bivigam® not to meet specifications.

5.        ACCRUED EXPENSES

Accrued expenses consist of the following:

	March 31,	December 31,
	2017	2016

Sales deductions	$1,717,963	$2,029,845
Employee compensation and benefits	1,715,040	1,855,255
All other	360,511	336,894
Accrued expenses	$3,793,514	$4,221,994

6.        CONTRACT TERMINATION LIABILITY

On January 19, 2016, Seller entered into an agreement with Kedrion Biopharma Inc. (“Kedrion”) providing Kedrion with exclusive distribution rights of Bivigam® in the United States. The initial five years of the agreement, through December 2020, had minimum purchase commitments of 1 million grams of Bivigam® for 2017, 1.2 million grams for 2018 and 1.4 million grams per year for both 2019 and 2020. As discussed in Note 2, the BPC Therapy Business Unit has had manufacturing issues while manufacturing validation batches of Bivigam® as part of the remediation to the Warning Letter received by the FDA. In December 2016, the BPC Therapy Business Unit temporarily suspended the commercial production of Bivigam® in order to focus on the completion of planned improvements to the process and it is uncertain when or if production of Bivigam® will resume. As a result, on December 30, 2016, Seller notified Kedrion of their intent to terminate the Bivigam® distribution contract due to its manufacturing issues. A termination agreement was agreed to on January 17, 2017, and the provision recorded as of December 31, 2016 reflects the agreed upon termination fee of $17.5 million. As of December 31, 2016, the BPC Therapy Business Unit had $21.0 million and $12.2 million in accounts receivable and accounts payable, respectively, related to the Kedrion distribution agreement. As a result of the termination agreement, all outstanding receivables and payables were offset and a net termination payment of $7.9 million was made to Kedrion in January 2017.

7.       RELATED PARTY TRANSACTIONS

Corporate expense allocations

The BPC Therapy Business Unit is a segment of Seller; therefore, certain shared corporate services such as information technology, legal services, accounting and finance, human resources and supply chain were allocated to the BPC Therapy Business Unit as discussed in Note 3 under corporate expense allocations.

Purchase of plasma

The BPC Therapy Business Unit obtains a portion of is plasma requirements for the manufacturing of Bivigam® and all the plasma requirements for the manufacturing of Nabi-HB® from the plasma segment of Seller. Such purchases totaled $1.7 million for the three months ended March 31, 2016. There was no commercial production of Nabi-HB® or Bivigam® during the first quarter of 2017. The plasma inventory from Seller’s plasma segment is not transferred to the BPC Therapy Business Unit until production commences, likewise there is no outstanding liability associated with the purchases, as it is settled immediately. As part of the Sale of the BPC Therapy Business Unit, ADMA has entered into long-term plasma supply agreements with Seller related to supplying the required plasma for both Bivigam® and Nabi-HB® production.

Sale of intermediates

The manufacture of immunoglobulins produces certain by-products, of which several are sold to Biotest as intermediates. These intermediates are further manufactured at Biotest’s facility in Germany. Revenues and accounts receivable balances associated with these intermediates sales are shown in the carve-out financial statements as if they were made to a third party. The sales to Biotest included in the carve-out statements of operations as revenue are as follows:

	For the Three Months Ended March 31,
	2017	2016

Biotest revenues	$8,820,722	$4,654,811

The portion of accounts receivables included in the carve-out balance sheets due from Biotest are shown below. Terms on the trade receivables are net 30 days.

	March 31,	December 31,
	2017	2016

Biotest accounts receivable	$1,289,216	$1,345,641

Sale of BPC Therapy Business Unit

The Sale of the Therapy Business Unit on June 6, 2017 (see Note 9), will impact certain related party transactions. As a result of the 50% less one share interest that Seller will obtain in ADMA, including a 25% voting interest, transactions involving Seller or Biotest will be considered related party transactions with ADMA. These related party transactions include the sale of plasma; both plasma provided to ADMA from Seller as well as plasma ADMA currently supplies to Seller from its existing plasma centers. Additionally Seller and ADMA have entered into a transition services agreement (see Note 9), which provides certain support services between both parties as well as a lease of certain laboratory within the Boca Facilities to Seller.

8. COMMITMENTS AND CONTINGENCIES

ADMA Biologics agreements

Seller had an agreement whereby the BPC Therapy Business Unit manufactured an investigational immunoglobulin product for ADMA, using plasma that ADMA supplied. There were no revenues associated with this product included in the BPC Therapy Business Unit’s carve-out statements of operations for the three months ended March 31, 2017 or 2016. This agreement has been amended as of June 6, 2017, the closing date of the sale of the BPC Therapy Business Unit to ADMA. From June 6, 2017, the operations of BPC’s Therapy Business Unit will be consolidated within the consolidated financial results of ADMA.

Seller also purchases normal source plasma from ADMA which was intended to be utilized in the production of Bivigam®. Purchases under this agreement totaled $2.1 million for each of the three months ended March 31, 2017 and 2016. As there was no Bivigam® production in the first quarter of 2017, the BPC plasma business segment has sold some of this plasma to other parties. This agreement will remain in effect and will be considered a related party transaction between Seller and ADMA as of June 6, 2017.

Sanofi manufacturing agreement

Seller has an agreement with Sanofi Pasteur S.A. (“Sanofi”) related to the fractionation of plasma provided by Sanofi. The agreement terminates on December 31, 2020, with 2020 being a wind-down year. All other years have minimum production requirements as well as a payment due to Sanofi of $1.5 million per year if a minimum of 11 batches are not manufactured in that year.

Contract filler agreement

Seller has an agreement with a third party to fill and package its commercial products, Nabi-HB® and Bivigam®. On December 20, 2016, notice was received from the contract filler that the agreement had expired and will need to be renegotiated. The contract filler is the only provider approved by the FDA to fill and package these products. Currently ADMA is in negotiations with the contract filler to perform services for the Boca Facility. ADMA already had an agreement in place with the same contract filler prior to the sale transaction, therefore there is no risk of service interruption associated with the negotiation of the new contract, however the terms under a new agreement may not be as favorable as the terms that BPC’s Therapy Business Unit had in previous years.

Post-marketing Commitments

In connection with the Biologics License Application (“BLA”) approval of Bivigam®; on December 19, 2012, the BPC Therapy Business Unit committed to perform two additional post-marketing studies. The first is a pediatric study to evaluate the efficacy and safety of Bivigam® in children and adolescents, and the second is a post-authorization safety study to further assess the potential risk of hypotension, hepatic and renal impairment in Bivigam®-treated patients with Primary Humoral Immunodeficiency. These studies are currently still pending completion, and the costs of the studies will be expensed as they are incurred. The BPC Therapy Business Unit currently expects both studies to be completed by the end of 2021. However, the timing of the completion of these studies is dependent upon the availability of Bivigam® and the completion of the planned manufacturing process improvements. The commitment associated with the completion of these studies was be assumed by ADMA as of June 6, 2017.

9.       SALE OF BPC THERAPY BUSINESS UNIT

On June 6, 2017, ADMA purchased certain assets from Seller’s BPC Therapy Business Unit in exchange for an equity interest in ADMA equal to 50% less one share of the issued and outstanding ADMA capital stock. Seller provided funding to ADMA at closing in the form of $12.5 million in cash and a $15.0 million unsecured loan. The term of the loan is five years with 6% interest. The $15.0 million principal will be due at the end of the five year term. Furthermore, Biotest provided a firm equity commitment to invest an additional $12.5 million in future equity financings of ADMA.

Included in the assets sold at closing were Nabi-HB®, Bivigam®, the certain contract manufacturing agreements, the Boca Facility, as well as an investigational product Civacir. The acquisition also included most of Seller’s corporate shared services group assets (other than accounts receivable) and Seller’s Boca Raton, Florida headquarters and real properties (other than a parcel of undeveloped land). Seller retained all accounts receivable, its plasma centers and all related plasma center assets, and both center and corporate employees that directly support the plasma centers.

Seller and ADMA also entered into the following agreements: (i) a Transition Services Agreement with ADMA pursuant to which Seller and ADMA agree to provide transition services; including services related to finance, human resources, information technologies, and clinical and regulatory to each other for a period of up to 24 months after closing and an agreement to lease office and certain laboratory space within the Boca Facility to Seller for a period of up to 24 months after closing, and (ii) Plasma Supply Agreements pursuant to which, Seller will supply normal source and hyperimmune plasma to ADMA for the manufacture of Nabi-HB® and Bivigam®.

On January 1, 2019, as partial consideration for all of the above, ADMA will deliver to Seller ADMA’s two plasma centers in Georgia for no additional consideration.